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                                                                     EXHIBIT 3.3



                                FORM OF RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           GLOBAL VACATION GROUP, INC.
                            UNDER SECTION 807 OF THE
                            BUSINESS CORPORATION LAW


               The undersigned, being, respectively the President and the Secretary of Global Vacation Group, Inc. (the "CORPORATION"), do hereby certify as follows:

               1. The name of the Corporation is Global Vacation Group, Inc. The name under which the corporation originally was formed is Allied Bus Corp.

               2. The Certificate of Incorporation originally was filed with the Department of State of New York on July 17, 1959.

               3. The Restated Certificate of Incorporation of the Corporation as now in full force and effect hereby is amended to effect the following changes as authorized by Section 801 of the New York Business Corporation Law (the "NYBCL"):

               (a) To remove from the authorized capital stock of the Corporation the class of stock designated as Class A Convertible Preferred Stock, $1,000 par value per share (the "CLASS A PREFERRED");

               (b) To delete Section 5.1(c) from the Corporation's Restated Certificate of Incorporation, which Section 5.1(c) related to the combination of shares of the Corporation's common stock, $.01 par value per share, which was consummated prior to the date of this Restated Certificate of Incorporation;

               (c) To delete Article VI from the Corporation's Restated Certificate of Incorporation, which Article VI related to the rights and privileges of the Class A Preferred, and to delete all other references to the Class A Preferred from the Corporation's Restated Certificate of Incorporation;

               (d) To delete references to the Corporation's initial public offering and other events related to such offering, all of which were consummated prior to the date of this Restated Certificate of Incorporation;

               (e) To amend Section 7.3 of the Corporation's Restated Certificate of Incorporation to identify the directors of the Corporation and the classes into which such directors shall be divided;

               (f) To delete Section 9.2 from the Corporation's Restated Certificate of Incorporation, which Section 9.2 related to the right of the Corporation's shareholders to take




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action by written consent prior to the completion of the Corporation's initial public offering; and

               (g) To make certain clarifying amendments to Section 12.1 and
Section 12.3.

               4. To effect the foregoing amendments, the Restated Certificate of Incorporation of the Corporation hereby is amended and restated in its entirety to read as follows:

                                    ARTICLE I

               The name of the Corporation is Global Vacation Group, Inc.

                                   ARTICLE II

               The office of the Corporation in the State of New York is located in the County of New York.

                                   ARTICLE III

               The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him or her is 1420 New York Avenue, N.W., Suite 550, Washington, D.C. 20005.

               The name and address of the registered agent of the corporation upon whom process against the corporation may be served is CT Corporation System, 1633 Broadway, New York, NY 10019.

                                   ARTICLE IV

               The nature of the business of the Corporation and the purposes for which it is organized are to engage in any business and in any lawful act or activity for which corporations may be organized under the NYBCL. For the accomplishment of the aforesaid purposes and in furtherance thereof, the Corporation shall have, and may exercise, all powers and privileges now or hereafter granted or available under the laws of the State of New York to such corporations.



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                                    ARTICLE V

        5.1. CAPITAL STOCK.

               (a) CLASSES. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 66,000,000, of which (a) 60,000,000 shares shall be common stock, $.01 par value per share ("COMMON STOCK"), and (b) 6,000,000 shares shall be preferred stock, $.01 par value per share ("PREFERRED STOCK").

               (b) NO PREEMPTIVE RIGHTS. No shareholder of the Corporation shall have any preemptive rights to purchase, subscribe for or otherwise acquire any capital stock or other securities of the Corporation, whether now or hereafter authorized, and any and all preemptive rights hereby are denied.

        5.2. COMMON STOCK. The powers, designations, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions of the Common Stock are as follows:

               (a) DIVIDENDS. Subject to the rights of the holders of Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as, and if declared by the Board of Directors of the Corporation (the "BOARD"), out of funds legally available therefor, dividends payable in cash, stock or otherwise.

               (b) DISTRIBUTIONS UPON LIQUIDATION. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and after the holders of Preferred Stock shall have received the full preferential amounts (if any) to which such holders are entitled, the holders of Common Stock shall be entitled to share in the distribution of any remaining assets available for distribution to the holders of Common Stock.

               (c) VOTING RIGHTS. Subject to the voting rights granted to the holders of Preferred Stock, the holders of Common Stock shall be entitled to one
(1) vote per share in voting on the election of directors and for all other corporate purposes.

        5.3. PREFERRED STOCK. The Corporation shall have the authority to issue shares of Preferred Stock. The Board hereby is authorized, without further shareholder approval, to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of such series.



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                                   ARTICLE VI

                                   [RESERVED]



                                   ARTICLE VII

        7.1. POWER OF BOARD AND QUALIFICATION OF DIRECTORS. The business of the Corporation shall be managed by the Board. Each director shall be at least 18 years of age.

        7.2. NUMBER OF DIRECTORS. The number of directors of the Corporation shall be not less than three (3) nor more than fifteen (15), and shall be fixed from time to time by the affirmative vote of more than two-thirds (2/3) of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies.

        7.3. CLASSES, ELECTION AND TERM. The Board shall be divided into three
(3) classes, with each class to be as nearly equal in number as reasonably possible. The term of office of each class of directors shall be three years and shall expire in successive years at the time of the annual meeting of shareholders. Effective as of the date this Restated Certificate of Incorporation is filed with the Department of State of the State of New York, the identity of the directors of the Corporation and the classes into which such directors shall be divided shall be as follows:

                Class I (term of office expiring at the 1999 annual meeting of shareholders) -- _____________________________;

                Class II (term of office expiring at the 2000 annual meeting of shareholders) -- _____________________________; and

                Class III (term of office expiring at the 2001 annual meeting of shareholders) -- _____________________________.

                Directors elected to succeed those directors whose terms have expired at an annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, and upon the election and qualification of their successors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain the number of directors in each class as nearly equal as reasonably possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

        7.4. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Chairman of the Board or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.



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        7.5. REMOVAL OF DIRECTORS. Except as may be provided in a resolution which provides for any class of Preferred Stock pursuant to Article V hereof and which relates to such class of Preferred Stock, (i) any one or more directors may be removed only for cause by the affirmative vote of a majority of the directors then in office and (ii) any or all of the directors may be removed only for cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the combined voting power of all of the shares of all classes of capital stock of the Corporation then entitled to vote generally in the election of directors.

        7.6. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as may be provided in a resolution which provides for any class of Preferred Stock pursuant to Article V hereof and which relates to such class of Preferred Stock, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason may be filled only by vote of a majority of the directors then in office, even if less than a quorum exists. A director elected by the Board to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders and until such director's successor has been elected and qualified.



                                  ARTICLE VIII

                The Board shall have the power to adopt, amend, alter, change or repeal the By-laws. In addition to any requirements of the NYBCL (and notwithstanding the fact that a lesser percentage may be specified by the NYBCL), any adoption, amendment, alteration, change or repeal of any By-laws by the shareholders of the Corporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the combined voting power of all of the shares of all classes of capital stock of the Corporation then entitled to vote generally in the election of directors.



                                   ARTICLE IX

        9.1. SPECIAL MEETING OF SHAREHOLDERS. Special meetings of shareholders may only be called by the Board, the Chairman of the Board or the Chief Executive Officer. At such meetings, the only business which may be transacted is that relating to the purpose or purposes set forth in the notice thereof.

        9.2. [RESERVED]

        9.3. NO ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. Except as may be provided in a resolution of the Board which provides for any class or series of Preferred Stock pursuant to Article V hereof and which relates to such class of Preferred Stock, any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such shareholders as provided in the By-laws and may not be effected by any consent in writing by any such shareholders.



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                                    ARTICLE X

               A director of the Corporation shall, to the maximum extent permitted by the NYBCL, have no personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the NYBCL hereafter is amended to eliminate or further limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall have no such liability to the fullest extent permitted by the amended NYBCL. Any repeal or modification of this Article X by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.



                                   ARTICLE XI

               The Corporation shall have authority, to the fullest extent now or hereafter permitted by the NYBCL, or by any other applicable law, and to the extent and in the manner provided in the By-laws, to enter into any contract or transaction with one or more of its directors or officers, or with any corporation, partnership, joint venture, trust, association, or other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, notwithstanding such relationships and notwithstanding the fact that the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction.



                                   ARTICLE XII

        12.1. GENERAL RIGHT TO AMEND RESTATED CERTIFICATE OF INCORPORATION. The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and all rights conferred upon shareholders are granted subject to this reservation. Except as may be provided in a resolution which provides for any class of Preferred Stock pursuant to Article V hereof and which relates to such class of Preferred Stock, any such amendment, alteration, change or repeal shall require the affirmative vote of both (a) a majority of the members of the Board then in office and (b) except as provided in Section 12.3 below, a majority of the combined voting power of all of the shares of all classes of capital stock of the Corporation then entitled to vote generally in the election of directors.

        12.2. ABANDONMENT OF PROPOSED AMENDMENT. By a vote of the majority of the members of the Board then in office, the Board may adopt a resolution providing that at any time prior to the filing of any such amendment with the Secretary of State, notwithstanding authorization of the proposed amendment by the shareholders, the Board may abandon such proposed amendment without further action by the shareholders.



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        12.3. AMENDMENT OF CERTAIN PROVISIONS. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of both (a) a majority of the members of the Board then in office and (b) except as may be provided in a resolution which provides for any class of Preferred Stock pursuant to Article V hereof and which relates to such class of Preferred Stock, the holders of at least sixty-six and two-thirds percent (66 2/3%) of the combined voting power of all of the shares of all classes of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend, repeal or adopt any provision inconsistent with Section 7.3, Section 7.5, Section 7.6, Article VIII or Article IX hereof or this Section 12.3.



                                  ARTICLE XIII

               The duration of the Corporation is to be perpetual.



                                     * * * *

                        5. This Restated Certificate of Incorporation has been approved by the unanimous written consent of the Board and by the written consent of the holders of the requisite number of the outstanding shares of the Corporation's capital stock.





                      [THIS SPACE INTENTIONALLY LEFT BLANK]



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        IN WITNESS WHEREOF, the undersigned have executed this Restated
Certificate of Incorporation as of this ___ day of August, 1998 and we affirm the statements contained herein are true under the penalties of perjury.




                                            ---------------------------------
                                            J. Raymond Lewis, Jr., President




                                            ---------------------------------
                                            Daniel A. Raskas, Secretary





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